Exhibit 99.6

SEGMENT FINANCIAL SUMMARY

NDCHealth Corporation and Subsidiaries

(Continuing Operations)

(In Thousands)

	Fiscal 2002	Fiscal 2003	Fiscal 2004
	(As Restated)	(As Restated)	(As Restated)
Network Services and Systems:
Revenue	$181,766	$255,109	$258,570
Cost of Service	$81,508	$119,485	$117,049

Gross Profit	$100,258	$135,624	$141,521
% margin	55.2%	53.2%	54.7%

Operating Income	$48,316	$55,157	$52,470
% margin	26.6%	21.6%	20.3%

Information Management:
Revenue	$145,483	$151,744	$144,999
Cost of Service	$75,847	$77,000	$81,097

Gross Profit	$69,636	$74,744	$63,902
% margin	47.9%	49.3%	44.1%

Operating Income	$28,978	$34,134	$19,654
% margin	19.9%	22.5%	13.6%

Pharmacy Benefit Services:
Revenue	$8,630	$12,693	$29,908
Cost of Service	$6,174	$10,420	$26,012

Gross Profit	$2,456	$2,273	$3,896
% margin	28.5%	17.9%	13.0%

Operating Income	$403	$308	$877
% margin	4.7%	2.4%	2.9%

Other:
Revenue	$3,629	$—	$—
Cost of Service	$1,818	$—	$—

Gross Profit	$1,811	$—	$—
% margin	49.9%

Operating Income *	$344	$—	$(1,880)

NDCHealth - Total
Revenue	$339,508	$419,546	$433,477
Cost of Service	$165,347	$206,905	$224,158

Gross Profit	$174,161	$212,641	$209,319
% margin	51.3%	50.7%	48.3%

Operating Income	$78,041	$89,599	$71,121
% margin	23.0%	21.4%	16.4%

*	Includes Restructuring and Other Charges not allocated to Operating Segments.

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